Exhibit 99.1

CNX Resources Corporation Announces Closing of $200 Million Senior Notes Offering

PITTSBURGH, September 22, 2020 – CNX Resources Corporation (NYSE: CNX) (“CNX”) today announced the closing of its private placement of $200.0 million aggregate principal amount of its 7.250% senior notes due 2027 (the “New Notes”) at a price of 103.5% of par with an effective yield of 6.34%. The New Notes were offered as additional notes under an indenture, dated March 14, 2019 (the “Indenture”), pursuant to which CNX previously issued $500.0 million aggregate principal amount of 7.250% senior notes due 2027 (the “Initial Notes”). The New Notes are guaranteed by all of CNX’s wholly-owned domestic restricted subsidiaries that guarantee its revolving credit facility and have identical terms as the Initial Notes, other than the issue date, and the New Notes and the Initial Notes will be treated as a single class of securities under the Indenture.

CNX intends to use the net proceeds of the sale of the New Notes, together with borrowings under its revolving credit facility, to redeem all of its outstanding 5.875% senior notes due 2022 (the “2022 Notes”), eliminating any senior note maturities prior to 2026.

The New Notes have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and the rules promulgated thereunder and applicable state securities laws. The New Notes will be offered only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act and non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Securities Act.

This press release does not and shall not constitute an offer to sell or the solicitation of an offer to buy any notes, nor shall there be any offer, solicitation or sale of notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The offering may be made only by means of an offering memorandum. This press release does not and shall not constitute a notice of redemption under the optional redemption provisions of the indenture governing the 2022 Notes.

About CNX Resources Corporation

CNX Resources Corporation (NYSE: CNX) is one of the largest independent natural gas exploration, development and production companies, with operations centered in the major shale formations of the Appalachian basin. The company deploys an organic growth strategy focused on responsibly developing its resource base. As of December 31, 2019, CNX had 8.4 trillion cubic feet equivalent of proved natural gas reserves. The company is a member of the Standard & Poor’s Midcap 400 Index.

Cautionary Statements:

Various statements in this release, including those that express a belief, expectation or intention, may be considered forward-looking statements (as defined in Section 21E of the Securities Exchange Act of 1934, as amended) that involve risks and uncertainties that could cause actual results to differ materially from projected results. Without limiting the generality of the foregoing, forward-looking statements contained in this communication specifically include statements regarding the terms of the New Notes, the size of the offering, and the expected use of proceeds from the sale of the New Notes. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The forward-looking statements may include projections and estimates concerning the timing and success of specific projects and our future production, revenues, income and capital spending. When we use the words “believe,” “intend,” “expect,” “may,” “should,” “anticipate,” “could,” “estimate,” “plan,” “predict,” “project,” or their negatives, or other similar expressions, the statements which include those words are usually forward-looking statements. When we describe strategy that involves risks or uncertainties, we are making forward-looking statements. The forward-looking statements in this press release, if any, speak only as of the date of this press release; we disclaim any obligation to update these statements. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks, contingencies and uncertainties relate to, among other matters, the risks and uncertainties set forth in the “Risk Factors” section of CNX’s Annual Report on Form 10-K for the year ended December 31, 2019 and Quarterly Reports on Form 10-Q for the three months ended March 31, 2020 and June 30, 2020, in each case, as filed with the Securities and Exchange Commission, and any subsequent reports filed with the Securities and Exchange Commission.

Contacts:

Investor: Tyler Lewis, at (724) 485-3157

Media: Brian Aiello, at (724) 485-3078